Via Email November 16, 2007

Mr. Robin Relph, President Buckingham Exploration Inc.

Dear Sir:

Re: Buckingham Exploration Inc. Registration Statement on Form S-8

You have requested my opinion as to the legality of the issuance by Buckingham Exploration Inc. (the "Company") of up to 4,000,000 shares of Common Stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about November 15, 2007.

Pursuant to your request I have reviewed and examined:

1.	The Articles of Incorporation of the Company, as amended (the "Articles");

2.	The Bylaws of the Company, as certified by the Secretary of the Company;

3.	The Director’s Resolutions authorizing the 2007 Stock Compensation Plan and 2007 Non- Qualified Stock Option Plan;

4.	The Registration Statement;

5.	The Company's 2007 Stock Compensation Plan and 2007 Non-Qualified Stock Option Plan covered by the Registration Statement;

6.	The Company’s reports filed with the SEC, including the Form 8-K filed on August 10. 2007 which stated that the Company is not a shell company as defined in Rule 12b-2 of the Exchange Act; and

7.	Such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued as described in the Registration Statement will have been duly authorized, legally issued, fully paid and non-assessable.

This opinion is furnished by me as counsel to the Company and is solely for your benefit. My opinion is subject to the qualification that no opinion is expressed herein as to the application of State Securities or Blue Sky laws.

Notwithstanding the above, I consent to the use of this opinion in the Registration Statement.

Please do not hesitate to contact me if you have any questions or comments.

Yours truly,

BACCHUS CORPORATE AND SECURITIES LAW

Per: /s/ Penny Green

Penny Green Barrister, Solicitor & Attorney Member, Washington State Bar Association Member, Law Society of British Columbia